[LETTERHEAD OF STARK & STARK]

May 3, 2006

Laser Energetics, Inc.
3535 Quakerbridge Road, Suite 700
Mercerville, NJ  08619

Re: Registration Statement on Form SB-2
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Ladies and Gentlemen:

In connection with the registration of up to 283,895,920 (the "Shares") of Class A common stock, $0.001 par value per share, of Laser Energetics, Inc., an Oklahoma corporation (the "Company"), on the registration statement (the "Registration Statement") on Form SB-2 under the Securities Act of 1933, as amended (the "Securities Act"), you have requested our opinion with respect to the matters set forth below.

We have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents and corporate and public records as we deem necessary as a basis for the opinion hereafter expressed. With respect to such examination, we have assumed the genuineness of all signatures appearing on all documents presented to us as originals, and the conformity of the originals of all documents presented to us as conformed or reproduced copies. Where factual matters relevant to such opinion were not independently established, we have relied upon certificates of appropriate state and local officials, and upon certificates of executive officers and responsible employees and agents of the Company. As to matters as to which we opine under Oklahoma law, we have assumed that the laws of the State of Oklahoma are the same as the laws of the State of New Jersey. We have made no investigation of Oklahoma law.

Based on the foregoing, it is our opinion that, when distributed to the shareholders of Laser Energetics, Inc., as contemplated in the Registration Statement, the Shares will be legally issued, fully paid and non-assessable.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

Stark & Stark
A Professional Corporation


By: /s/ Stark & Stark,
     A Professional Corporation